UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2006

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-101117	16-1634897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 North IH-35, Austin, Texas		78753-3195
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 837-8810

NA
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2006, at a meeting of the Board of Directors (the "Board") of Golfsmith International Holdings, Inc. (the "Company"), the Board modified the Non-Employee Director Compensation Plan (the "Non-Employee Director Compensation Plan"), that it had adopted on August 21, 2006. The Board modified the plan to authorize an immediate grant of Deferred Stock Units ("DSUs") to the Company’s current non-employee directors for the services performed in 2006. In addition, the Board modified the plan to provide that, when a Director is elected at any time other than an annual meeting, the Company shall grant DSUs to such newly-appointed Director at the time of his or her election.

The Board calculated the number of DSUs granted to the current non-employee directors using a base amount of $25,000 (as previously adopted by the Board) and (a) adjusted for the amount of time served by each such director during 2006 after commencement of their services as a director and prior to the Company’s next annual meeting of stockholders anticipated to be in May 2007; and (b) based on the closing price of the Company’s common stock on November 30, 2006, the date of the Board meeting. Accordingly, the number of DSUs granted to each non-employee director is as follows:

Thomas Hardy 2,480.16 DSUs
Larry Mondry 2,480.16 DSUs
Marvin Lesser 2,480.16 DSUs
Glenda Chamberlain 1,803.75 DSUs

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

December 5, 2006	By:	Virgina Bunte

Name: Virgina Bunte
Title: Chief Financial Officer